EXHIBIT 99.1

SoundBite Communications Reports First Quarter 2010 Financial Results

Revenues of $9.9 Million; Up 5% Year Over Year

BEDFORD, Mass., May 5, 2010 (GLOBE NEWSWIRE) -- SoundBite Communications, Inc. (Nasdaq:SDBT) today announced its financial results for the first quarter, 2010. First quarter revenues, computed in accordance with U.S. generally accepted accounting principles (GAAP), were $9.9 million, an increase of 5% compared to the same quarter in 2009. On a GAAP basis, loss per share was $0.07 in the first quarter versus loss per share of $0.07 in the same quarter of 2009. On a non-GAAP basis, after excluding non-cash stock compensation expense and amortization, loss per share was $0.04 in the first quarter compared to $0.05 in the same quarter in 2009.

"I am very pleased with how we performed in the first quarter, hitting the high end of our guidance range and exceeding all of our other guidance metrics for the quarter," stated Jim Milton, president and CEO of SoundBite Communications.

"The activity we see in our pipeline, both domestically and internationally, as well as pilots underway, interest levels in our new solutions and expected ramps later in the year gives us confidence that we are on track to deliver growth in 2010," continued Milton. "We believe SoundBite is well positioned to capitalize on our new growth opportunities to drive future profitability and success and ultimately become the undisputed leader in the Proactive Customers Communications market."

Highlights of the Quarter

  Announced a Stock Repurchase Plan of up to $2.5 million of SoundBite's common stock.
  Appointed Diane Albano as its Executive Vice President of Sales and Client Management, responsible for the global sales and services organizations.
  Added Computer Telephony Integration (CTI) functionality for a top card issuing bank by integrating the bank's Genesys contact center infrastructure with SoundBite's Engage™ Platform.

Quarterly Results

GAAP Results

Gross margin for the first quarter of 2010 was 59.3% versus 60.2% in the first quarter of 2009. Operating expenses were $6.9 million in the first quarter of 2010 and as a percentage of revenues were 70.1% versus 71.7% in the year-earlier period.

Net loss was $1.1 million for the first quarter of 2010 versus net loss of $1.0 million in the first quarter of 2009. Loss per share for the first quarter of 2010 was $0.07, versus loss per share of $0.07 in the same quarter of 2009.

Net loss in the first quarter of 2010 included stock-based compensation expense of $329,000 and amortization of intangible assets of $23,000. Net loss in the first quarter of 2009 included stock-based compensation expense of $209,000, a charge resulting from the impairment of goodwill of $52,000 and amortization of intangibles of $37,000 associated with the Company's acquisition of Mobile Collect (see the attached table for a breakdown of stock-based compensation expense by operating statement line item).

In terms of free cash flow, our operating activities offset by non-cash charges, changes in working capital, contingent consideration related to our Mobile Collect acquisition and capital expenditures resulted in a negative free cash flow in the first quarter of approximately $200,000.

Non-GAAP Results

First quarter 2010 non-GAAP net loss per share was $0.04, compared to a non-GAAP net loss of $0.05 per share for the same period in 2009. Non-GAAP net loss computations exclude stock compensation expense, amortization, and impairment of goodwill. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.

Second Quarter Guidance

Based on information available as of May 5, 2010, SoundBite is issuing guidance for the second quarter as follows:

For the second quarter of 2010, SoundBite currently projects revenues in the range of $9.4 million to $10.0 million and gross margin in the range of 58% to 59%. Operating expenses are expected to be approximately $7.1 million. The projection for GAAP operating loss is in the range of $1.3 million to $1.7 million, or a loss per share of $0.08 to $0.10 for the second quarter of 2010.

The projection for non-GAAP operating loss is in the range of $900,000 to $1.3 million, or a non-GAAP net loss per share of $0.05 to $0.08. Non-GAAP net loss per share estimates exclude the effects of estimated stock-based compensation expense of approximately $350,000 and amortization of intangibles of $25,000 associated with the Company's acquisition of Mobile Collect and assume a basic weighted share count of approximately 16.4 million shares for the second quarter of 2010. Interest income is projected to be approximately $2,000. SoundBite expects capital expenditures to be approximately $500,000 and depreciation expense to be approximately $450,000.

For the full year 2010, SoundBite currently projects revenue to be in the range of $41.0 million to $43.0 million. It estimates that gross margin will be in the range of 59% to 60%. Operating expenses are expected to be approximately $29.0 million to $30.0 million. The projection for full year 2010 operating loss is in the range of $3.0 million to $4.4 million, with a loss per share range of $0.18 to $0.27. The Company expects to exit the year with positive operating income.

On a non-GAAP basis, full year operating loss is projected to be $1.5 million to $2.8 million, with non-GAAP loss per share in the range of $0.09 to $0.17. Non-GAAP loss per share estimates exclude the effects of estimated stock-based compensation expense of approximately $1.5 million and amortization of intangibles of $100,000 associated with the Company's acquisition of Mobile Collect and assume a basic weighted share count of approximately 16.5 million shares for the full year 2010. SoundBite expects capital expenditures to be approximately $2.0 million and depreciation expense to be approximately $2.0 million.

Webcast and Teleconference Information

The Company will host a conference call today at 5:00 p.m. ET to discuss its financial results.  A live and archived webcast of the event will be available at http://ir.soundbite.com/events.cfm. A live dial-in is available domestically at 888-350-0137 and internationally at 970-315-0478. A replay of the call will be available two hours after the live call until 11:59 p.m. ET on May 21, 2010 and can be accessed by dialing 800-642-1687 for domestic callers and 706-645-9291 for international callers and entering passcode 71789297.

Non-GAAP Measures

To supplement its statements of operations information presented in accordance with GAAP, SoundBite uses a non-GAAP measure for loss per share. In order for investors to be better able to compare its current results with those of previous periods, SoundBite has shown a reconciliation of GAAP to non-GAAP financial measures. This reconciliation adjusts the GAAP loss per share to exclude stock compensation expense, amortization and impairment of goodwill. SoundBite believes the presentation of this non-GAAP financial measure enhances investors' overall understanding of SoundBite's historical financial performance. The presentation of non-GAAP loss per share is not meant to be considered in isolation or as a substitute for SoundBite's financial results prepared in accordance with GAAP, and SoundBite's non-GAAP financial measure may be different from non-GAAP financial measures used by other companies.

About SoundBite Communications

SoundBite Communications is a leading provider of on-demand, multi-channel proactive customer communications solutions designed to transform the way organizations communicate throughout the customer lifecycle to build trusted, lifelong and profitable relationships. Clients can leverage SoundBite's proactive customer communications offering and expertise in designing, executing and optimizing communications strategies to engage in relevant customer interactions that deliver long-term business value. Visit SoundBite.com for more information.

The SoundBite Communications, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4393

Forward-Looking Statement

This is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made under "Second Quarter and Full Year 2010 Guidance," are based upon SoundBite's historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite's platform; disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite's service by its clients, which are not subject to minimum purchase requirements for any reason, including market conditions and regulatory developments; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite's revenues. These and other factors, including the factors set forth under the caption "Item 1A. Risk Factors" of Part II in SoundBite's annual report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on March 2, 2010, could cause SoundBite's performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

SoundBite is a registered service mark of SoundBite Communications, Inc.

(SDBT: F)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2010	2009
Revenues	$ 9,872	$ 9,433
Cost of revenues (1)	4,016	3,754
Gross profit	5,856	5,679
Operating expenses:
Research and development (1)	1,486	1,423
Sales and marketing (1)	3,689	3,541
General and administrative (1)	1,748	1,746
Impairment of goodwill	0	52
Total operating expenses	6,923	6,762
Operating loss	(1,067)	(1,083)
Other income:
Interest income	2	34
Total other income	2	34
Net loss	$ (1,065)	$ (1,049)

Net loss per common share:
Basic and diluted	$ (0.07)	$ (0.07)
Weighted average common shares outstanding:
Basic and diluted	16,313,109	15,590,031

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended March 31,
	2010	2009

Cost of revenues	$ 9	$ 5
Research and development	31	22
Sales and marketing	130	92
General and administrative	159	90
	$ 329	$ 209
SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$ 36,106	$ 36,322
Accounts receivable, net of allowance for doubtful accounts of $139 at March 31, 2010 and $152 at December 31, 2009	6,796	6,878
Prepaid expenses and other current assets	1,033	1,344
Total current assets	43,935	44,544
Property and equipment, net	2,712	2,789
Intangible assets, net	56	79
Goodwill	323	213
Other assets	22	129
Total assets	$ 47,048	$ 47,754

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 979	$ 973
Accrued expenses	3,241	3,212
Total current liabilities	4,220	4,185

Non-current liabilities:
Other liabilities	527	537
Total liabilities	4,747	4,722

Stockholders' equity:
Common stock, $0.001 par value — 75,000,000 shares authorized; 16,510,433 and 16,506,730 shares issued at March 31, 2010 and December 31, 2009; 16,315,048 and 16,311,345 shares outstanding at March 31, 2010 and December 31, 2009	17	17
Additional paid-in capital	68,345	68,011
Treasury stock, at cost —195,385 shares at March 31, 2010 and December 31, 2009	(132)	(132)
Accumulated other comprehensive loss	(72)	(72)
Accumulated deficit	(25,857)	(24,792)
Total stockholders' equity	42,301	43,032
Total liabilities and stockholders' equity	$ 47,048	$ 47,754
SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$ (1,065)	$ (1,049)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	491	689
Amortization of intangible assets	23	37
Stock-based compensation	329	209
Impairment of goodwill	0	52
Loss on disposal of equipment	0	20
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	82	601
Prepaid expenses and other current assets	311	71
Other assets	107	26
Accounts payable	(2)	231
Accrued expenses and other liabilities	27	(540)
Net cash provided by operating activities	303	347
Cash flows from investing activities:
Cash paid related to acquisition of business	(118)	(52)
Purchases of property and equipment	(406)	(181)
Net cash used in investing activities	(524)	(233)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	5	83
Net cash provided by financing activities	5	83
Net increase in cash and cash equivalents	(216)	197
Cash and cash equivalents, beginning of period	36,322	37,425
Cash and cash equivalents, end of period	$ 36,106	$ 37,622

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$ 3	$ 8
Supplemental disclosure of non-cash investing activities:
Property and equipment, included in accounts payable	$ 8	$ 54
Contingent cash payment to Mobile Collect, included in accrued expenses	$ 110	$ 52
SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and EPS
( in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2010	2009
GAAP net loss	$ (1,065)	$ (1,049)
Stock Compensation Expense	329	209
Amortization Expense	23	37
Impairment of Goodwill	--	52
Non-GAAP net loss	$ (713)	$ (751)

Non-GAAP net loss per common share:
Basic & Diluted	$ (0.04)	$ (0.05)

Weighted average common shares used in computing Non-GAAP net loss per common share:
Basic & Diluted	16,313,109	15,590,031
CONTACT:  SoundBite Communications
          IR Contact:
          Lynn Ricci
            781-897-2696
            lricci@SoundBite.com
          Media Contact:
          Marie Ruzzo
            781-897-2632
            mruzzo@SoundBite.com